Amendment No. 3 to
Amended and Restated Participation Agreement
Franklin Templeton Variable Insurance Products Trust
Franklin/Templeton Distributors, Inc.
Principal Life Insurance Company Principal National Life Insurance Company Princor Financial Services Corporation

Franklin Templeton Variable Insurance Products Trust (the "Trust"), Franklin/Templeton Distributors, Inc. (the "Underwriter," and together with the Trust, "we" or "us"), Principal Life Insurance Company (the "Company" or "you"), and Princor Financial Services Corporation, your distributor, on your behalf and on behalf of certain Accounts, have previously entered into an Amended and Restated Participation Agreement dated November 1, 2007, and subsequently amended September 10, 2009, and August 16, 2010 (the "Agreement"). The parties now desire to amend the Agreement by this amendment (the "Amendment"). Unless otherwise indicated, the terms defined in the Agreement shall have the same meaning in this Amendment.

AMENDMENT

For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

1.
Principal National Life Insurance Company is hereby added as a party to the Agreement, consents to being added as a party to the Agreement and, as of the date of this Amendment is subject to all terms of the Agreement applicable to the Company.

2.	"Company" or "you" means Principal Life Insurance Company and Principal National Life Insurance Company, as applicable.

3.	Schedules A, B, C and G of the Agreement are deleted and replaced in their entirety with the Schedules A, B, C and G attached hereto, respectively.

4.	All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

IN WITNESS WHEREOF, each of the parties has caused its duly authorized officers to execute this Amendment effective as of November 1, 2011.

The Trust:	FRANKLIN TEMPLETON VARIABLE INSURANCE
PRODUCTS TRUST
Only on behalf of
each Portfolio listed	By: /s/ Karen L. Skidmore
on Schedule C of	Name: Karen L. Skidmore
the Agreement	Title: Vice President

The Underwriter:	FRANKLIN/TEMPLETON DISTRIBUTORS, INC.

By: /s/ T. M. Regner
Name: Thomas Regner
Title: Senior Vice President

The Company:	PRINCIPAL LIFE INSURANCE COMPANY

By: /s/ Sara Wiener
Name: Sara Wiener
Title: Director - Product Management

PRINCIPAL NATIONAL LIFE INSURANCE COMPANY

By: /s/ Sara Wiener
Name: Sara Wiener
Title: Director - Product Management

The Distributor:	PRINCOR FINANCIAL SERVICES CORPORATION

By: /s/ Marty Richardson
Name: Marty Richardson
Title: VP Broker Dealer - Operations

Schedule A

The Company and its Distributor

THE COMPANY

Principal Life Insurance Company
Principal National Life Insurance Company
711 High Street
Des Moines, IA 50392

Each an insurance company organized under the laws of the State of Iowa.

THE DISTRIBUTOR

Princor Financial Services Corporation
711 High Street
Des Moines, IA 50392

A corporation organized under the laws of the State of Iowa.

Schedule B

Accounts of the Company

Name of Account	SEC Registration
Yes/No

Principal Life Insurance Company Separate Account B	Yes
Principal Life Insurance Company Variable Life Separate Account	Yes
Principal National Life Insurance Company Variable Life Separate Account	Yes

Schedule C

Available Portfolios and Classes of Shares of the Trust

1.Franklin Income Securities Fund- Class 2
2.Franklin Rising Dividends Securities Fund - Class 2
3.Franklin Small Cap Value Securities Fund - Class 2
4.Franklin Strategic Income Securities Fund- Class 2
5.Franklin U.S. Government Fund - Class 2
6.Mutual Global Discovery Securities Fund - Class 2
7.Mutual Shares Securities Fund- Class 2
8.Templeton Developing Markets Securities Fund- Class 2
9.Templeton Foreign Securities Fund- Class 2
10.Templeton Global Bond Securities Fund - Class 2
11.Templeton Growth Securities Fund- Class 2

In addition to the Portfolios and classes of shares listed above, any additional Portfolios and classes of shares other than Class 3 shares are included in this Schedule C listing provided that:

(1)
the General Counsel of Franklin Templeton Investments receives from a person authorized by you a written notice in the form attached (which may be electronic mail or sent by electronic mail) ("Notice") identifying this Agreement as provided in the Notice and specifying: (i) the names and classes of shares of additional Portfolios that you propose to offer as investment options of the Accounts under the Contracts; and (ii) the date that you propose to begin offering Separate Account interests investing in the additional Portfolios under the Contracts; and

(2)
we do not within ten (10) Business Days following receipt of the Notice send you a writing (which may be electronic mail) objecting to your offering such Accounts investing in the additional Portfolios and classes of shares under the Contracts.

Provided that we do not object as provided above, your Notice shall amend, supplement and become a part of this Schedule C and the Agreement.

FORM OF NOTICE PURSUANT TO SCHEDULE C OF PARTICIPATION AGREEMENT

To:	General Counsel c/o
Linda Lai (Llai@frk.com) or Kevin Kirchoff (kkircho@frk.com)
Fax: 650 525-7059
Franklin Templeton Investments
1 Franklin Parkway
Bldg. 920, 2nd Floor
San Mateo, CA 94402

With respect to the following agreement(s) (collectively, the "Agreement") (please reproduce and complete table for multiple agreements):

Date of Participation Agreement:
Insurance Company(ies):
Insurance Company Distributor(s):

As provided by Schedule C of the Agreement, this Notice proposes to Franklin Templeton Variable Insurance Products Trust, and Franklin/Templeton Distributors, Inc. the addition as of the offering date(s) listed below of the following Portfolios as additional investment options listed on Schedule C:

Names and Classes of Shares of Additional Portfolios Listing of current classes for your reference: Class 1 (no l2b-l fee); Class 2 (12b-l fee of 25 bps); or Class 4 (12b-1 fee of 35 bps).	Offering Date(s)

Name and title of authorized person of insurance company:
Contact Information:

Schedule G

Addresses for Notices

To the Company:	Principal Life Insurance Company Principal National Life Insurance Company 711 High Street Des Moines, IA 50392 Attention: Charles Schneider, Counsel for Variable Insurance Products

With a copy to:	Principal Life Insurance Company Principal National Life Insurance Company 711 High Street Des Moines, IA 50392 Attention: Sara Wiener, Director Product Mgmt

To the Distributor:	Princor Financial Services Corporation 711 High Street Des Moines, IA 50392 Attention: Charles Schneider, Counsel

To the Trust:	Franklin Templeton Variable Insurance Products Trust One Franklin Parkway, Bldg. 920 2nd Floor San Mateo, California 94403 Attention: Karen L. Skidmore, Vice President
To the Underwriter:	Franklin/Templeton Distributors, Inc. 100 Fountain Parkway, 140 7th Floor St. Petersburg, FL 33716 Attention: Peter Jones, President
If to the Trust or Underwriter with a copy to:	Franklin Templeton Investments One Franklin Parkway, Bldg. 920 2nd Floor San Mateo, California 94403 Attention: General Counsel